EXHIBIT 2(B)

ZELLERS INC.,

HUDSON’S BAY COMPANY,

TARGET CORPORATION,

and

TARGET CANADA CO.

FIRST AMENDING AGREEMENT
TO TRANSACTION AGREEMENT
DATED JANUARY 12, 2011

February 17, 2011

FIRST AMENDING AGREEMENT

First Amending Agreement dated February 17, 2011 between Zellers Inc. (“Zellers”), Hudson’s Bay Company (“HBC”), Target Corporation (“Target”), and Target Canada Co.

RECITALS:

A.            The Parties entered into a transaction agreement dated January 12, 2011 (the “Transaction Agreement”).

B.            The Parties wish to amend the Transaction Agreement as provided in this amending agreement (the “First Amending Agreement”).

In consideration of the above and the mutual agreements contained in this First Amending Agreement (the receipt and adequacy of which are acknowledged), the parties agree as follows:

Section 1               Defined Terms.

Capitalized terms used in this First Amending Agreement that are not defined in it have the meanings given to them in the Transaction Agreement.

Section 2               Amendment to Article 3 “Purchase Price” of the Transaction Agreement.

Section 3.1 “Purchase Price” of the Transaction Agreement is amended as of the date of this First Amending Agreement, as follows:

(a)           Section 3.1(1)(a) of the Transaction Agreement is deleted and replaced by the following:

“the consideration payable by Target Canada to Zellers for the First Tranche Subject Leases on the First Tranche Closing Date is $400,000,000 US dollars and $516,500,000 Canadian dollars (the “First Tranche Purchase Price”), subject to adjustment in accordance with Section 3.3; and”.

Section 3               Reference to and Effect on the Transaction Agreement

On and after the date of this First Amending Agreement, any reference to “this Agreement” in the Transaction Agreement and any reference to the Transaction Agreement in any other agreements will mean the Transaction Agreement as amended by this First Amending Agreement.  Except as specifically amended by this First Amending Agreement, the provisions of the Transaction Agreement remain in full force and effect.

Section 4               Entire Agreement.

This First Amending Agreement constitutes the entire agreement between the parties with respect to the amendments contemplated in this First Amending Agreement and except to the extent restated in this First Amending Agreement supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the Parties, the purpose of which were to amend the Transaction Agreement.  The Parties have not relied and are not relying on any other information, discussion or understanding in implementing the amendments contemplated by this First Amending Agreement.

Section 5               Successors and Assigns.

This First Amending Agreement becomes effective when executed by all of the parties. After that time, it is binding upon and enures to the benefit of the parties and their respective successors and permitted assigns.

Section 6               Governing Law.

(a)           This First Amending Agreement is governed by and interpreted and enforced in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.

(b)           Each Party irrevocably attorns and submits to the exclusive jurisdiction of the Ontario courts situated in the City of Toronto and waives objection to the venue of any proceeding in such court or that such court provides an inconvenient forum.

Section 7               Counterparts.

This First Amending Agreement may be executed in any number of counterparts (including counterparts by facsimile) and all such counterparts taken together constitute one and the same instrument.

(Remainder of the page intentionally left blank.  Signature page follows.)

IN WITNESS WHEREOF the Parties have executed this First Amending Agreement.

ZELLERS INC.

By:	/s/ Michael McCorkle
Authorized Signing Officer

By:
Authorized Signing Officer

Dated:	02/17/2011

HUDSON’S BAY COMPANY

By:	/s/ Michael McCorkle
Authorized Signing Officer

By:
Authorized Signing Officer

Dated:	02/17/2011

TARGET CORPORATION

By:	/s/ Douglas A. Scovanner
Authorized Signing Officer

Dated:	02/17/2011

TARGET CANADA CO.

By:	/s/ Patricia A. Johnson
Authorized Signing Officer

Dated:	02/17/2011